Exhibit 99.1

NTELOS Holdings Corp. To Create Separate Wireless

and Wireline Businesses

Wireline Business Proposed to be Spun-Off in Tax Free Distribution to

Stockholders

WAYNESBORO, VA – December 8, 2010 – NTELOS Holdings Corp. (NASDAQ: NTLS), a leading provider of wireless and wireline communications services (branded as NTELOS) in Virginia, West Virginia and Pennsylvania, announced today that its board of directors has unanimously approved a proposed plan to create separate wireless and wireline businesses by spinning off the wireline business into a publicly traded company (“The New Wireline Company”). Pursuant to the plan, the transaction will be structured as a tax free distribution of The New Wireline Company shares to stockholders of NTELOS Holdings Corp. at a time and exchange rate to be determined during the second half of 2011. Both companies are expected to be listed on the Nasdaq stock exchange.

“We have spent considerable time over the past year evaluating strategic alternatives and believe this plan offers the best potential outcome for both our wireless and wireline businesses,” said James A. Hyde, CEO of NTELOS Holdings Corp. “Both our wireless and wireline businesses generate strong cash flows and have talented management teams in place. With this separation each will be better positioned to leverage their distinct competitive strengths, manage their operations and capital investments, and pursue growth strategies to enhance shareholder value.”

Hyde will continue to serve as CEO and president of wireless and will serve in these capacities for The New Wireline Company for a transition period following the separation. Conrad J. Hunter will continue to lead the wireless operations and will be named chief operating officer for the wireless business. Frank L. Berry, current president of NTELOS wireline, will become chief operating officer of The New Wireline Company. A number of support functions, including accounting, treasury, human resources and information technology, will be provided to The New Wireline Company under transition services agreements for a period of up to two years. Michael B. Moneymaker will continue to serve as chief financial officer for wireless and will lead the support functions during the transition period. It is expected that a CFO for The New Wireline Company will be named prior to the separation.

Wireless Operations

Following the spin-off, NTELOS Holdings Corp. will be composed of wireless operations, including a retail business providing national 3G wireless voice and data services to customers primarily in Virginia and West Virginia, and a wholesale business which generates revenues under an exclusive contract with Sprint Nextel Corporation. Under this arrangement NTELOS is the exclusive PCS service provider in its western Virginia and West Virginia service area for Sprint Nextel CDMA wireless customers.

As of September 30, 2010, the wireless retail business had 433,698 subscribers representing approximately a 7% penetration of the Company’s total covered population. For the last twelve month period ending September 30, 2010, reported wireless revenues and adjusted EBITDA (a non-GAAP measure) were $406.4 million and $148.8 million, respectively, before the allocation of approximately $7 million of other costs that previously had not been allocated to the wireless and wireline operating segments. NTELOS Holdings Corp. debt will be reduced by means of a dividend from The New Wireline Company at the time of the spin-off to a level such that the debt to last twelve months adjusted EBITDA ratio will be less than 3.25 to 1.

The New Wireline Company

The New Wireline Company will have two traditional ILEC businesses and a competitive business unit offering CLEC, high-speed data and wholesale services over an approximately 5,700 route-mile fiber network. The competitive segment, which started in 1998, has evolved from a traditional voice CLEC business to a leading provider of IP and data services for markets in western Virginia and West Virginia, central and western Pennsylvania, and portions of Maryland. At the end of 2009, NTELOS doubled its network reach with the acquisition of a 2,200 fiber mile network from Allegheny Communications Connect Inc. and recently closed on the acquisition of the FiberNet business from One Communications Corp.

For the twelve month period ended September 30, 2010, the NTELOS wireline operations as reported plus the historical Allegheny and FiberNet results, generated approximately $214 million and $105 million in revenues and adjusted EBITDA (a non-GAAP measure), respectively, before unallocated corporate costs, as earlier noted. The New Wireline Company will pursue committed financing to close concurrent with the separation. The ratio of debt to last twelve months adjusted EBITDA is expected to be approximately 3.0 to 1. Financing proceeds will be used to pay the dividend to NTELOS Holdings Corp. described above.

Continued investment in success-based capital for growth and the expanded network is enabling the competitive unit to continue its proven strategy deployed in western Virginia and portions of West Virginia into the new regions in Pennsylvania, West Virginia and Maryland. The sales force is focused on mid-size to large regional businesses with primary vertical market focus in government, education, health care and financial services. In addition, the competitive unit offers transport services to regional and national telecommunications providers as well as interconnection to cell sites and major data centers. For the twelve month period ended September 30, 2010, strategic product growth was 18% in the competitive segment, driven by sales in transport services, broadband services, Metro Ethernet and IPTV services.

James Hyde will serve on the board of directors of each of NTELOS Holdings Corp. and The New Wireline Company, and Michael B. Moneymaker, Executive Vice President & CFO of NTELOS Holdings Corp. will join the board of NTELOS Holdings Corp. Michael Huber, current board Chairman of NTELOS Holdings Corp. is expected to continue in that role and to also serve as a director on the board of The New Wireline Company. Robert Guth, current board director is expected to serve as Chairman of The New Wireline Company’s board of directors. The other current NTELOS Holdings Corp. board directors will be split between the two boards according to the needs of both boards. Subject to market conditions and regulatory approvals, the separation is expected to be completed in the second half of 2011.

Following the separation both companies will be well capitalized so the companies can execute their respective business plans, pursue future growth opportunities and support the existing dividend payout policy. While there is no current plan to change the existing dividend policy, the actual amount and timing of dividends for each business are subject to final determination by the boards of the two companies.

Consummation of the spin-off transaction is subject to final approval by the NTELOS Holdings Corp. board of directors. It also is subject to satisfaction of several conditions, including confirmation of the tax-free treatment, receipt of Nasdaq listing, Federal and State telecommunications regulatory approvals, and the filing and effectiveness of a registration statement on Form 10 with the Securities and Exchange Commission (the “SEC”). Investors and stockholders will be able to obtain copies of the registration statement on Form 10 (including the risk factors set forth therein and detailed information pertaining to The New Wireline Company), which is expected to be filed within the next three to four months, without charge at the SEC’s website: www.sec.gov or at the Company’s website: www.ir.ntelos.com. The Form 10 registration statement and the information statement contained therein to be filed with the SEC will be preliminary and subject to change until such time as the SEC declares it effective. Approval of the transaction by NTELOS Holdings Corp. stockholders and lenders is not required. There can be no assurance as to whether any separation transaction will ultimately occur, or, if one does occur, as to its terms or timing.

UBS Investment Bank is acting as financial advisor and Troutman Sanders LLP is acting as legal counsel to NTELOS Holdings Corp.

Conference Call

James A. Hyde, NTELOS CEO, Michael B. Moneymaker, NTELOS executive vice president and CFO, Frank L. Berry, executive vice president and president, wireline and Conrad J. Hunter, executive vice president and president, wireless will host a conference call and simultaneous webcast on December 8, 2010 at 11:30 A.M. (ET) to review the proposed separation and to answer questions from investors or analysts.

The webcast may be accessed via the Internet at http://ir.ntelos.com/ and the live call (“NTELOS Investor Conference Call”) may be accessed with the following numbers:

Domestic: 877-317-6789

International: 412-317-6789

Canada: 866-605-3852

Investor and Analyst Meeting

James A. Hyde, NTELOS CEO, Michael B. Moneymaker, NTELOS executive vice president and CFO, Frank L. Berry, executive vice president and president, wireline and Conrad J. Hunter, executive vice president and president, wireless will be available for one on one meetings with investors and analysts on Thursday, December 9, 2010 at the New York offices of Troutman Sanders LLP at The Chrysler Building, 405 Lexington Avenue, 9th floor, beginning at 9:00 A.M. (ET). A group presentation is scheduled at 11:00 A.M. (ET) (registration required).

Please contact Wesley Wampler, NTELOS Director, Investor Relations to schedule a one on one meeting or to register for the group presentation.

Phone: 540-949-3447

e-mail: wamplerwes@ntelos.com

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About NTELOS

NTELOS Holdings Corp. (NASDAQ: NTLS) is an integrated communications provider with headquarters in Waynesboro, VA. NTELOS provides products and services to customers in Virginia, West Virginia, Pennsylvania, Kentucky, Ohio, Tennessee, Maryland and North Carolina, including nationwide 3G wireless voice and data services, local and long distance telephone, high capacity transport, networking and high-speed Broadband data services and IPTV-based video products. Detailed information about NTELOS is available at www.ntelos.com.

Non-GAAP Measures

Adjusted EBITDA for NTELOS Holdings Corp. and The New Wireline Company is defined as operating income before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, gain/loss on interest rate swap agreement, net income attributable to noncontrolling interests, other expenses/income, equity based compensation charges, acquisition related changes and charges from voluntary early retirement and workforce reduction plans.

Adjusted EBITDA is a non-GAAP financial performance measure. It should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the exhibit to the investor presentation dated December 8, 2010 that is available on the Company website and has been filed with the SEC on a current report on Form 8-K dated December 8, 2010 for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

Forward Looking Statements

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include the risk that the anticipated benefits from the proposed separation may be outweighed by possible negative effects of the proposed separation on either NTELOS’s or The New Wireline Company’s business operations or financial performance. These risks also include but are not limited to: rapid development and intense competition in the telecommunications industry; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; the potential to experience a high rate of customer turnover; our dependence on our affiliation with Sprint Nextel (“Sprint”); a potential increase in our roaming rates and wireless handset subsidy costs; the potential for Sprint to build networks in our markets; federal and state regulatory fees, requirements and developments; loss of our cell sites; the rates of penetration in the wireless telecommunications industry; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Reports filed on Forms 10-K.